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                                                                     EXHIBIT 1.1

                            INTERFERON SCIENCES, INC.

                             UNDERWRITING AGREEMENT

                                                                  , 1995
                                                             -----

Sunrise Securities Corp.
919 Third Avenue
New York, New York  10022

Attention:  Nathan Low, President

Gentlemen:

      The undersigned, Interferon Sciences, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Underwriter") as follows:

      1. INTRODUCTION.

         (a) The Company proposes to issue and sell a minimum of 5,000,000 and a maximum of 8,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") [at prices based on the prevailing market price of the Common Stock as determined by the Company and the
Underwriter from time to time.] [at a price equal to $        per Share.].
                                                      -------
         (b) The Company hereby agrees to pay to the Underwriter a commission equal to 8.25% of the gross proceeds of the sale of the Shares.

         (c) The Company hereby agrees to issue and sell to the Underwriter options (the "Underwriter's Options") to purchase a number of shares of Common Stock equal to 10% of the number of Shares sold to purchasers (the "Option Stock") for an aggregate purchase price of $.001 per share of Option Stock. The Underwriter's Options will be exercisable for the Option Stock for a period of four years, commencing one year after the effective date of the Registration

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Statement at an initial exercise price per share equal to 110% of the public offering price per Share. The Option Stock shall be identical to the Shares. The Underwriter's Options shall be substantially in the form filed as an exhibit to the Registration Statement. The Underwriter's Options and the Option Stock are hereinafter referred to collectively as the "Underwriter's Securities." The Shares and the Underwriter's Securities are hereinafter referred to collectively as the "Securities."

               (d) The Company is retaining you as its exclusive agent (subject to your right to designate Selected Dealers (as hereinafter defined) who may participate in the offering) in the offering contemplated hereby and understands that you are acting on a "best efforts" basis in connection with such offering.

      2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Underwriter that:

               (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed one or more amendments thereto, on Form S-2 (Registration No. 33-______), including in such registration statement and each such amendment a related preliminary prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"). As used in this Agreement, the term "Registration Statement" shall refer to such Registration Statement, as amended, on file with the Commission at the time such Registration Statement becomes effective under the Act (including the prospectus, financial statements, exhibits, and all other documents filed as a part thereof, or incorporated by reference directly or indirectly therein (such incorporated documents being herein referred to as the "Incorporated Documents")); provided, however, that such Registration Statement, at the time it becomes effective, may omit such

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         information as is permitted to be omitted from such Registration
         Statement when it becomes effective under the Act pursuant to Rule 430A of the General Rules and Regulations of the Commission under the Act (the "Regulations"), which information (the "Rule 430A Information") shall be deemed to be included in such Registration Statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Regulations); the term "Preliminary Prospectus" shall refer to each prospectus included in the Registration Statement, or any amendments thereto, before the Registration Statement becomes effective under the Act, the form of prospectus omitting Rule 430A Information included in the Registration Statement when the Registration Statement becomes effective under the Act, if applicable (the "Rule 430A Prospectus"), and any prospectus filed by the Company with your consent pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" shall refer to the final prospectus in the form first filed pursuant to Rule 424(b)(1) or (4) of the Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement.

               (b) When the Registration Statement becomes effective under the Act, and at all times subsequent thereto up to and including the First Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in Section 3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by you or a dealer, and during such longer period until any post-effective amendment thereto shall become effective under the Act, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the

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         Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Rule 430A Prospectus is included in the Registration Statement at the time it becomes effective under the Act, the Prospectus filed pursuant to Rules 430A and 424(b)(1) or (4) of the Regulations will contain all Rule 430A Information and all statements which are required to be stated therein in accordance with the Act or the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, as of the date filed with the Commission, contained all statements required to be stated therein in accordance with the Act and the Regulations, complied with the Act and the Regulations, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Incorporated Documents complies in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

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               (c)  Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of, or preventing or suspending the use of, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Securities, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

               (d) Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly and accurately described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to, or has been incorporated as an exhibit by reference into, the Registration Statement.

               (e) The only subsidiary (as defined in the Regulations) of the Company is set forth on Schedule I hereto (the "Subsidiary"). Each of the Company and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. Each of the Company and the Subsidiary is duly qualified to do business as a foreign

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         corporation and is in good standing as such in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary.

               (f) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which ________________ shares are outstanding, and 5,000,000 shares of Preferred Stock (the "Preferred Stock"), of which no shares are outstanding. Except as disclosed in the Prospectus, each outstanding share of Common Stock, and each outstanding share of capital stock of the Subsidiary is validly authorized and issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive rights of stockholders, and, in the case of the Subsidiary, is owned of record and beneficially by the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, except as may be properly described in the Prospectus. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or of the Subsidiary or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company or of the Subsidiary, except as may be properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company or of the Subsidiary, except as may be properly described in the Prospectus. The certificates evidencing the Common Stock and the Preferred Stock are in due and proper form.

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               (g)  The consolidated financial statements of the Company and the
         Subsidiary included in the Registration Statement and the Prospectus fairly present, with respect to the Company and the Subsidiary, the consolidated financial position, the consolidated balance sheets, the consolidated statements of operations, the consolidated statements of changes in stockholders' equity, the consolidated statements of cash flows, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) consistently applied throughout the periods involved, are correct and complete in all material respects, and are in accordance with the books and records of the Company and the Subsidiary. KPMG Peat Marwick, the accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement, are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company and the Subsidiary within the meaning of the Act and the Regulations. No other financial statements are required by Form S-2 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or the Subsidiary from the latest information

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         set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

               (h) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or, to the best knowledge of the Company, in prospect (or any basis therefor) with respect to the Company, the Subsidiary, or any of their respective operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have, and will not in the future have, a material adverse effect upon the operations, business, properties, or assets of the Company and the Subsidiary taken as a whole. Neither the Company nor the Subsidiary is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have, and will not in the future have, a material adverse effect upon the operations, business, properties, assets or net worth of the Company and the Subsidiary taken as a whole; nor is the Company or the Subsidiary currently required to take any action in order to avoid any such violation or default.

               (i) Each of the Company and the Subsidiary has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages (except as may be properly described in the Prospectus). No real property owned, leased, licensed, or used by the Company or by the Subsidiary lies in an area which is, or to the knowledge of the Company or the Subsidiary will be, subject to

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         zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inactions of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company or the Subsidiary as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be properly described in the Prospectus).

               (j) Neither the Company, the Subsidiary, nor, to the knowledge of the Company or the Subsidiary, any other party, is now, or is expected by the Company or the Subsidiary to be, in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company and the Subsidiary taken as a whole, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. Each of the Company and the Subsidiary enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Except as described in the Prospectus, neither the Company nor the Subsidiary is a party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or may in the future have, a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company and the Subsidiary taken as a whole. Neither the Company nor the Subsidiary

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         is in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

                  (k) (i) All United States and foreign patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company or the Subsidiary owns or has pending, or under which it is licensed, are in good standing and uncontested. ALFERON N(R), ALTEMOL(R) and ALFERON LDO(TM) are trademarks used by the Company to identify its products, and such trademarks are protected by registration in the name of the Company on the principal register in the United States Patent Office. There is no right under any Intangible necessary to the business of the Company or of the Subsidiary as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be so designated in the Prospectus). Neither the Company nor the Subsidiary has infringed, is infringing, has received notice of or knows of any basis for a third party claim of infringement with respect to asserted Intangibles of others. To the knowledge of the Company or the Subsidiary, there is no infringement by others of Intangibles of the Company or of the Subsidiary. To the knowledge of the Company or the Subsidiary, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company and the Subsidiary taken as a whole.

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                      (ii) On the date hereof, (A) the Company's Food and
                  Drug Adminstration ("FDA") approval with respect to the manufacture and sale of ALFERON N Injection in the United States for the intralesional treatment of adults with refractory or recurring external genital warts is in full force and effect and (B) regulatory approval to sell ALFERON N Injection for the treatment of genital warts in Mexico is in full force and effect. All clinical studies conducted or being conducted by or on behalf of the Company have been and are being conducted in accordance with accepted standards of good clinical practice. All manufacturing operations of the Company have been and are being conducted in substantial compliance with good manufacturing practice regulations. The Company is in substantial compliance with all FDA requirements and the Company has not received any notice, report, other document or correspondence from the FDA to indicate or suggest any lack of compliance with any applicable regulatory requirement or any withdrawal of the approval referred to in (A) above.

                  (l) Neither the Company nor the Subsidiary, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company or the Subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence

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         payment, kickback, or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

                  (m) The Company has all requisite power and authority to execute, deliver, and perform this Agreement, the Escrow Agreement, the Subscription Agreements and the Underwriter's Options. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement, the Escrow Agreement, the Subscription Agreements and the Underwriter's Options. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms. The Underwriter's Options, the Escrow Agreement and the Subscription Agreements have been duly authorized by the Company and, when executed and delivered by the Company, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company or the Subsidiary for the execution, delivery, or performance by the Company of this Agreement, the Escrow Agreement, the Subscription Agreements or the Underwriter's Options (except filings under the Act which have been or will be made before the First Closing Date or Additional Closing Date, as the case may be, and consents consisting only of consents under "blue sky" or securities laws which have been obtained

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         at or prior to the date of this Agreement). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or the Subsidiary is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of this Agreement, the Escrow Agreement, the Subscription Agreements and the Underwriter's Options. The execution, delivery, and performance of this Agreement, the Escrow Agreement, the Subscription Agreements and the Underwriter's Options will not violate, result in a breach of, conflict with, result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company or the Subsidiary pursuant to the terms of, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any term of the certificate of incorporation (or other charter document) or by-laws of the Company or the Subsidiary, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or the Subsidiary or to which any of their respective operations, businesses, properties, or assets are subject.

                  (n) Each Share to be delivered on the Closing Date or any Additional Closing Date is validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of stockholders and each purchaser will receive good title to the Shares purchased by it from the Company, free

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         and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. The Option Stock is validly authorized and reserved for issuance and, when issued and delivered upon the exercise of the Underwriter's Options and payment therefor in accordance with the respective terms thereof, will be validly issued, fully-paid, and nonassessable, without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of stockholders. When issued, the Underwriter's Options will constitute legal, valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor in accordance with the respective terms thereof, the number and type of securities of the Company called for thereby and the Underwriter's Options will be enforceable against the Company in accordance with their respective terms. The Underwriter, and the holders of the Underwriter's Options, will receive good title to the securities purchased by them, free and clear of all liens, security interests, pledges, charges, encumbrances, restrictions, shareholders' agreements, and voting trusts.

                  (o) The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                  (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Prospectus, neither the Company nor the Subsidiary has (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business,












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         (iii) declared or paid any dividend on its capital stock otherwise than by the Subsidiary, or (iv) experienced any adverse changes or any development which may materially adversely effect the condition (financial or otherwise), net assets or stockholders' equity, results of operations, business, key personnel, assets, or properties of the Company and the Subsidiary taken as a whole.

                  (q) Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

                  (r) The Company has obtained from each of the Stockholders listed in the Principal Stockholders table in the Prospectus and each officer or director of the Company, his or its enforceable written agreement, in form and substance satisfactory to counsel for the Underwriter, that for a period of (i) 24 months from the date on which the Registration Statement shall become effective under the Act with respect to the principal stockholders; (ii) 12 months from the date on which the Registration Statement shall become effective under the Act with respect to all directors and officers, except vice presidents or officers junior to vice presidents; and (iii) six months from such date with respect to all vice presidents of the Company (each such period being a "Lock-up Period"), he or it will not, without the prior written consent of the Underwriter and the Company, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or

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         indirectly, any shares of Common Stock or other securities of the
         Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable under any employee stock options. Each such agreement is a legal, valid, and binding obligation of the director, officer, or securityholder executing the same, and is enforceable as to such director, officer, or securityholder in accordance with the terms thereof.

                  (s) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (t) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except those persons or entities who have waived such rights in writing or who have been notified as provided in the agreements granting such rights and have not elected to have the Company register the securities subject to such rights.

                  (u) Except as may be set forth in the Prospectus, the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                  (v) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba. If, at any time after the date on which the

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         Registration Statement is declared effective under the Act or with the
         Florida Department of Banking and Finance (the "Florida Department"), whichever is later, and prior to the end of the period referred to in the first clause of Section 2(b), the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba, the Company will so inform the Florida Department within 90 days after such commencement of business in Cuba, and, during the period referred to in Section 2(b), will inform the Florida Department within 90 days after any change occurs with respect to previously reported information.

                  (w) Except as disclosed in the Prospectus, no stockholder beneficially owning 5% or more of any class of outstanding securities of the Company and no officer or director of the Company has any affiliation or association with the National Association of Securities Dealers, Inc. (the "NASD") or any member thereof.

                  (x) Except as disclosed in the Prospectus, each of the Company and the Subsidiary has filed all necessary federal, state, local, and foreign income and franchise tax returns and other reports required to be filed and has paid all taxes shown as due thereon; and there is no tax deficiency which has been, or, to the knowledge of the Company, might be, asserted against the Company or the Subsidiary.

                  (y)  The Common Stock has been properly registered under
         Section 12(g) of the Exchange Act since 1981. Since such date, the Company has timely and properly filed all reports and other filings required under the Exchange Act and all information contained in such reports and other filings is accurate and complete.

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                  (z) The Common Stock is currently listed on the NASD Automated
         Quotations National Market (the "NASDAQ/NM") and all appropriate actions have been taken to include the Shares and the Option Stock on the NASDAQ/NM.

         3. PURCHASE, SALE, AND DELIVERY OF THE SHARES AND THE UNDERWRITER'S OPTIONS.

                  (a) On the basis of representation and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby appoints you its sales agent and grants you the exclusive right to offer and sell the Shares during the Offering Period (as hereinafter defined) for the account and risk of the Company. You accept such appointment and agree to use your best efforts as sales agent, following written or telegraphic receipt of notice of the effective date of the Registration Statement, to offer and sell such number of Shares as contemplated by this Agreement at the price stated in the Prospectus.

                  (b) Each prospective purchaser of Shares will be required to complete, execute, and deliver to the Company a subscription agreement in the form filed as an exhibit to the Registration Statement (the "Subscription Agreement"). Prior to or concurrently with the delivery to the Company of any Subscription Agreement by any purchaser, funds sufficient to purchase the Shares subscribed for shall be deposited in an escrow account to be maintained pursuant to an escrow agreement between the Escrow Agent (as hereinafter defined), the Company and the Underwriter in the form filed as an exhibit to the Registration Statement (the "Escrow Agreement"). Except as provided in the first sentence of subparagraph (c) below, the Company shall not be entitled to reject, without the Underwriter's consent, any Subscription Agreement tendered to it prior to the Termination Date unless (i) payment in full for the Shares subscribed for is not made in accordance with such Subscription Agreement or (ii) the subscriber submitting such Subscription Agreement is a resident of a jurisdiction in which the offering is not registered, qualified or exempt from such registration or qualification. The Company will forward to you copies of all subscriptions accepted by it within three business days of receipt by the Company of such subscription.

                  (c) All subscriptions for Shares will be conditioned upon the receipt by the Company of Subscription Agreements for at least 5,000,000 Shares (the "Minimum Subscriptions") by _____________, 1995,
         which is the last date on which the offering of Shares may be made, except that such last offering date (the "Offering Period") may be extended by the Underwriter, in its sole discretion, to a date not later than _________, 1995 (the "Termination Date"). If Minimum Subscriptions are not tendered to and accepted by the Company by the Termination Date, this Agreement shall, subject to the provisions of
         Section 10 hereof, terminate. If at least the Minimum Subscriptions are tendered to and accepted by the Company on or before the Termination Date, a closing will be held at the offices of the Underwriter at a mutually agreed date (not later than five business days after the Termination Date) and time as soon as practicable after the delivery of the last of such subscriptions (the "First Closing Date") and shall be subject to each of the conditions precedent to closing provided for in this Agreement. The parties hereto may mutually agree to continue the offering after the First Closing Date and prior to the Termination Date until up 8,000,000 Shares are subscribed for. Affiliates of the Company shall have the right, with your agreement, to purchase Shares from time to time to achieve the Minimum Subscriptions amount. If additional subscriptions are tendered and accepted after the First Closing Date and prior to the Termination Date, one or more additional closings with respect to such subscriptions shall be held in accordance with the terms of the Prospectus (each an "Additional Closing Date"). Each such additional closing will be held at the offices of the Underwriter at a mutually agreed date (not later than five business days after the Termination Date) and time and shall be subject to each of the conditions precedent to closing provided for in this Agreement. Each closing date provided for under this Agreement (including the First Closing Date) shall constitute a "Closing Date".

                  (d) Prior to the applicable Closing Date, all cash payments of purchasers received (unless and until returned to the purchasers pursuant hereto) will be placed in a segregated escrow account with [___________] (the "Escrow Agent") for the purchasers' benefit.

                  (e) The purchase price paid by any prospective purchaser whose subscription is rejected or returned because the conditions to closing were not satisfied shall be returned to such prospective purchaser.

                  (f) If, prior to the end of the Offering Period, subscriptions for more than 8,000,000 Shares are received, the Underwriter, in its sole and absolute discretion, may allocate the Shares among the subscribers as to whom a Closing has not already been held in such manner as it shall see fit.

                  (g) As soon as practicable after each Closing Date, the Company shall deliver or cause to be delivered by mail to each purchaser of Shares on such Closing Date (i) a copy of an executed Subscription Agreement which indicates thereon the number of Shares such purchaser has purchased and (ii) a stock certificate representing such Shares, registered in such purchaser's name.

         4.   OFFERING OF THE SHARES ON BEHALF OF THE COMPANY.

               (a) In offering the Shares for sale, you shall offer Shares as agent for the Company, and such offering shall be made upon the terms and subject to the conditions set forth in the Registration Statement and Prospectus. The Underwriter shall commence offering the Shares for sale as agent for the Company as soon after the Effective Date as the Underwriter may deem advisable.

               (b) In accordance with the applicable provisions of the Registration Statement and this Agreement, you may offer and sell the Shares for the account of the Company through dealers selected by you (the "Selected Dealers"), and may allow such concessions (out of the underwriting commission) to the Selected Dealers as you may determine. All sales by Selected Dealers shall be on behalf of the Company. You shall have the authority to appoint Selected Dealers as agents for the Company; provided, however, no Selected Dealer shall be appointed by you unless such Selected Dealer has duly executed and delivered to you a Selected Dealers Agreement in the form of Exhibit A hereto.

         5.    COVENANTS.  The Company covenants that it will:

               (a) Use its best efforts to cause the Registration Statement to become effective under the Act as promptly as possible and notify you immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective under the Act, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, (iii) of the filing with the Commission of any supplement to the Prospectus, and (iv) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible. If the Registration Statement has become or becomes effective under the Act with a form of prospectus omitting Rule 430A Information, or filing of the Prospectus with the Commission is otherwise required under Rule 424(b), the Company will file with the Commission the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

               (b) During the Offering Period and any subsequent time when a prospectus relating to the Shares is required to be delivered hereunder or under the Act or the Regulations, comply with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares and in accordance with the provisions hereof and of the Prospectus. If, at any time during the Offering Period or any time thereafter when a prospectus relating to the Shares is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriter, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify you and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective under the Act as soon as possible.

               (c) Deliver without charge to you such number of copies of each Preliminary Prospectus as you may reasonably request and, as soon as the Registration Statement, or any amendment thereto, becomes effective under the Act or a supplement is filed with the Commission, deliver without charge to you two signed copies of the Registration Statement, including exhibits and Incorporated Documents, or such amendment thereto, as the case may be, and two copies of any supplement thereto, and deliver without charge to you such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits or Incorporated Documents, as you may request for the purposes contemplated by the Act.

               (d) Endeavor in good faith, in cooperation with you and your counsel, at or prior to the time the Registration Statement becomes effective under the Act, to qualify the Shares for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

               (e) Make generally availab (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, but not later than ________________, 199_ an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement.

               (f) For a period of 12 months after the date of the Prospectus, not, without the prior written consent of the Underwriter, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company, or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of Common Stock or other securities of the Company, except for (i) the grant of stock options to employees, officers and directors of the Company provided that any option granted in favor of any officer or director of the Company shall not be exercisable until the expiration of the applicable Lock-Up Period as set forth in Section 2(r) hereof; (ii) shares issuable pursuant to
         Section 3 hereof; (iii) shares issuable upon the exercise of stock options outstanding on the date hereof which are properly described in the Prospectus; (iv) shares issuable pursuant to other options, warrants or convertible or exchangeable debt instruments which are properly described in the Prospectus; and (v) shares issuable in connection with strategic alliances, including shares issuable to Purdue in connection with the Company's repurchase of marketing rights.

               (g) During the Offering Period, the Company shall not, without the prior written consent of the Underwriter, consummate any stock dividend, stock split, recapitalization, reorganization, reclassification, combination or any other similar event affecting the capital stock of the Company.

               (h) For a period of five years after the effective date of the Registration Statement, furnish you without charge the following:

                    (i) within 90 days after the end of each fiscal year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of income, and statement of changes in cash flows of the Company and its then existing subsidiary or subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;

                    (ii) as soon as practicable after they have been sent to
               stockholders of the Company or filed with, or furnished to, the Commission or the NASD, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with, or furnished to, the Commission or the NASD;

                    (iii) as soon as practicable, two copies of every press
               release and every material news item and article in respect of the Company or its affairs which was released by the Company; and

                    (iv) such additional documents and information with respect to the affairs of the Company and its then existing subsidiary or subsidiaries as you may from time to time reasonably request; provided, however, that such additional documents and information shall be received by you on a confidential basis, unless otherwise disclosed to the public, and shall not be used in violation of the Federal securities laws and the regulations promulgated thereunder.

               (i) Apply the net proceeds received by the Company from the offering contemplated by this Agreement in the manner set forth under the heading "Use of Proceeds" in the Prospectus.

               (j) Furnish to you as early as practicable prior to the First Closing Date and any Additional Closing Date, as the case may be, but no less than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and the Subsidiary which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(h).

               (k) File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the date on which the Registration Statement becomes effective under the Act, unless such filing shall comply with the Act and the Regulations and unless you shall previously have been advised of such filing and furnished with a copy thereof, and you and counsel for the Underwriter shall have approved such filing. Until the expiration of the Offering Period, and any extension thereof, the Company will prepare and file with the Commission, promptly upon the Underwriter's request, any amendments or supplements to the Registration Statement or the Prospectus which, in the Underwriter's sole opinion, may be necessary or advisable in connection with the offering.

               (l) File timely with the Commission and the NASD a report on Form 10-C in accordance with the rules and regulations of the Commission under the Exchange Act.

               (m) Comply with all provisions of all undertakings contained in the Registration Statement.

               (n) Prior to the First Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference with respect to the Company or the Subsidiary or the financial condition, results of operations, business, properties, assets, liabilities of either of them, or this offering, without the prior written consent of the Underwriter.

               (o) If the principal stockholders, officers, or directors of the Company are required by the "blue sky" or securities authority of any jurisdiction selected by you pursuant to Section 5(d) to escrow or agree to restrict the sale of any security of the Company owned by them for the Company to qualify or register the Shares for sale under the "blue sky" or securities laws of any such jurisdiction, cause each such person to escrow or restrict the sale of such security on the terms and conditions and in the form specified by the securities administrator of such jurisdiction.

               (p) Make all filings required to maintain the inclusion of the Common Stock on the NASDAQ/NM for at least five years from the date of this Agreement.

               (q) On each Closing Date, sell to the Underwriter (or its designee), the Underwriter's Options for an aggregate purchase price of $.001 per share of Option Stock, entitling the holder thereof to purchase a number of shares of Common Stock equal to 10% of the number of Shares sold on such Closing Date for an exercise price equal to $_______ [insert 110% of public offering price] per share.

               (r) Until expiration of the Underwriter's Options, keep reserved sufficient shares of Common Stock for issuance upon exercise of the Underwriter's Options.

               (s) Deliver to the Underwriter, without charge, within a reasonable period after the last Closing Date, three sets of bound volumes of the Registration Statement and all related materials to the individuals designated by you or counsel for the Underwriter.

               (t) For a period of three years after the effective date of the Registration Statement, provide, at its sole expense, to the Underwriter copies of the Company's daily transfer sheets, if so requested.

               (u) For a period of five years after the First Closing Date, supply to the appropriate parties such information as may be necessary or desirable, and otherwise use its best efforts, so that during such five-year period the Company will be listed in one or more of the securities manuals published by Standard & Poor's Corporation and Moody's Investors Service, Inc. and that, at all times during such period, such listing will, at a minimum, contain the names of the Company's officers and directors, a balance sheet as of a date not more than 18 months prior to such time and a statement of operations for either the fiscal year preceding such date or the most recent fiscal year of operations.

               (v) Comply with all registration, filing and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company.

         6.    PAYMENT OF EXPENSES.

               (a) The Company hereby agrees to pay, whether or not the offering contemplated hereby is consummated, all expenses in connection with (i) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution, and mailing of this Agreement, any selected dealers agreement, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriter in quantities as hereinabove stated, (ii) the issuance, sale, transfer, and delivery of the Securities, including any transfer or other taxes payable thereon, (iii) the qualification of the Securities under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the fees of counsel ($20,000) for the Underwriter and the disbursements in connection therewith,
(iv) the filing fees payable to the Commission, the NASD, and the jurisdictions in which such qualification is sought, (v) any fees relating to the listing of the Common Stock and the Option Stock on the NASDAQ\NM, (vi) the cost of printing certificates representing the Shares and (vii) the fees of the transfer agent for the Shares.

               (b) In addition, if the offering contemplated hereby is consummated, the Company hereby agrees to pay to the Underwriter on each Closing Date (i) a non-accountable expense allowance for legal fees in an amount equal to 1% of the gross proceeds from the sale of the Shares on such Closing Date (not to exceed $100,000 in the aggregate;); (ii) a non-accountable expense allowance equal to 1.75% of the gross proceeds from the sale of the Shares on such Closing Date; (iii) a commission equal to 8.25% of the gross proceeds from the sale of Shares on such Closing Date; and (iv) an accountable expense allowance equal to the disbursements of your counsel.

               (c) In the event that (i) this Agreement is terminated or prevented from becoming effective by the Underwriter pursuant to Section 10 hereof, or (ii) Minimum Subscriptions are not received prior to the Termination Date, the Company hereby confirms that it will pay within 10 days following the date of termination of this Agreement in the case of (i) and within 10 days following the Termination Date in the case of (ii), all of your out-of-pocket expenses, including, without limitation, the reasonable legal fees, consulting fees, marketing and due diligence expenses, and travel expenses incurred by you; and the Company will be responsible for the payment of all other expenses relating to this Agreement and the offering contemplated hereby, whether or not set forth in clauses (i) through (vii) of Section 6(a) hereof.

               (d) In the event that this Agreement is terminated by the Underwriter at any time following the receipt of Minimum Subscriptions on account of the Company's failure to satisfy any of its obligations contained herein, the Company hereby confirms that it will pay all amounts payable to the Underwriter under subsection (b)(i)-(iv) of this Section 6 with respect to all Shares covered by all Subscription Agreements received by the Company prior to the date of such termination. Amounts due under this subsection (d) shall be paid in full on or before the 10th business day following such termination.

         7. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. Your obligations hereunder and the right of the Company to obtain on any Closing Date the funds representing Shares to be purchased on such Closing Date shall be subject to the continued accuracy, throughout the Offering Period, of the representations, warranties and agreements of the Company and to the performance by the Company of its obligations hereunder in all material respects and to the following terms and conditions:

               (a) The Registration Statement shall have become effective under the Act not later than 6:00 p.m., New York City local time, on the date of this Agreement or such later date and time as shall be consented to in writing by you; on or prior to the First Closing Date, or any Additional Closing Date, as the case may be, no Stop Order shall have been issued and no proceeding shall have been initiated or threatened with respect to a Stop Order; and any request by the Commission for additional information shall have been complied with by the Company to the reasonable satisfaction of your counsel. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act.

               (b) On the First Closing Date and any Additional Closing Date, as the case may be, the Underwriter shall have received the favorable opinion of Messrs. Duane, Morris & Heckscher, counsel for the Company, dated the date of delivery, addressed to the Underwriter, and in form and scope satisfactory to counsel for the Underwriter to the effect that:

                    (i) To the best of such counsel's knowledge, the only
               significant subsidiary (as defined in the Regulations) of the Company is the Subsidiary. Each of the Company and the Subsidiary is a validly existing corporation and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. Each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing as such in those jurisdictions set forth in an exhibit to such opinion; an officer of the Company having furnished to such counsel a certificate annexed as an exhibit to such opinion that such jurisdictions are the only jurisdictions in which the real or personal property or assets owned, leased, or licensed, or business conducted is material to the operations of the Company and its Subsidiary taken as a whole.

                    (ii) The authorized capital stock of the Company is as set forth under the captions "Capitalization" and "Description of Securities" in the Prospectus. Except as disclosed in the Prospectus, each outstanding share of capital stock of the Company and the Subsidiary is validly authorized and issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive or similar rights of stockholders and each outstanding share of capital stock of the Subsidiary is owned of record and, to the best of such counsel's knowledge, beneficially by the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts of which such counsel has knowledge, except as properly described in the Prospectus. To the knowledge of such counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or of the Subsidiary or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company or of the Subsidiary, except as may be properly described in the Prospectus. The form of the certificates evidencing the Common Stock complies in all material respects with the requirements therefor of the Delaware General Corporation Law.

                    (iii) To the knowledge of such counsel, there is no
               litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to the Company, the Subsidiary, or any of their respective operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have, or could not reasonably be expected to have, a material adverse effect upon the operations, business, properties, or assets of the Company and the Subsidiary taken as a whole.

                    (iv) the Company has all requisite power and authority to
               execute, deliver, and perform this Agreement, the Escrow Agreement, the Subscription Agreements, and the Underwriter's Options. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement, the Escrow Agreement, the Subscription Agreements and the Underwriter's Options. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and to the extent that the rights to indemnification and contribution set forth in this Agreement may be limited by federal and state securities laws and to the public policy underlying such laws. The Underwriter's Options, the Escrow Agreement, and the Subscription Agreements have been duly authorized by the Company and, when executed and delivered by the Company, will be legal, valid, and binding obligations of the Company, enforceable as to the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and to the extent that the rights to indemnification and contribution set forth therein may be limited by federal and state securities to public policy underlying such laws. No consent, authorization, approval, order, license, certificate, or permit of or from, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement, the Subscription Agreements, the Escrow Agreement or the Underwriter's Options, except filings under the Securities Act which have been made prior to the First Closing Date or any Additional Closing Date, as the case may be, and consents consisting only of consents under "blue sky" or securities laws, which have been obtained. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel to which the Company is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of this Agreement, the Subscription Agreements, the Escrow Agreement and the Underwriter's Options; and the execution, delivery, and performance of this Agreement, the Subscription Agreements, the

               Escrow Agreement and the Underwriter's Options will not violate, result in a breach of, conflict with, result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company pursuant to the terms of, or, with or without the giving of notice or the passage of time or both, entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel, violate or result in a breach of, or conflict with, any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject, which violation, breach, or conflict would have a material adverse effect on the operations of the Company;

                    (v) each Share to be delivered on the First Closing Date or any Additional Closing Date is validly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid, and nonassessable, and will not be issued in violation of any preemptive or similar rights of stockholders, and the purchasers will receive good title to the Shares purchased by them from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts;

                    (vi) the Option Stock is validly authorized and has been
               duly and validly reserved for issuance pursuant to the terms of the Underwriter's Options. The Underwriter's Options have been duly and validly issued and delivered. The Option Stock, when issued and delivered in accordance with the Underwriter's Options, will be validly issued, fully paid, and nonassessable, and will not have been issued in violation of any preemptive or similar rights of stockholders. The holders of the Underwriter's Options will receive good title to the securities purchased by them upon exercise of the Underwriter's Options, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts;

                    (vii) to the knowledge of such counsel, (A) each contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein, and (B) each contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement;

                    (viii) insofar as statements in the Prospectus purport to
               summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements have been reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized and are correct in all material respects;

                    (ix) The Company is not an "investment company" as defined in Section 3(a) of the Investment Company Act;

                    (x) To the knowledge of such counsel, no person or entity
               has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except those persons or entities who have waived such rights in writing or who have been notified as provided in the agreements granting such rights and have failed to elect to have the Company register the Securities subject to such rights;

                    (xi) To the best knowledge of such counsel, the conditions for the use of Form S-2 have been satisfied with respect to the Registration Statement;

                    (xii) the Registration Statement has become effective under the Securities Act, the Prospectus has been filed in accordance with Rule 424(b) of the Regulations, including the applicable time periods set forth therein, or such filing is not required. To the knowledge of such counsel, no Stop Order has been issued and no proceeding for that purpose has been instituted or threatened. On the basis of the participation of such counsel in conferences at which the contents of the Registration Statement and the Prospectus and related matters were discussed, but without independent verification by such counsel of the accuracy, completeness, or fairness of the statements contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, such counsel have no knowledge that (other than financial statements and other financial data and schedules which are or should be contained therein, as to which such counsel need express no opinion): (A) the Registration Statement, any Rule 430A Prospectus, and the Prospectus, and any amendment or supplement thereto, does not appear on its face to comply as to form in all material respects with the requirements of the Securities Act and the Regulations;
               (B) any of the Registration Statement, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that, on the date hereof, the Prospectus, as amended or supplemented (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (C) since the date of effectiveness under the Securities Act of the Registration Statement through the date of such opinion, any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.

         In rendering such opinion, counsel for the Company may rely (A) as to matters involving the application of laws other than the laws of the United States and the laws of the State of Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions of other counsel, acceptable to counsel for you, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form, and substance to counsel for the Company and that reliance thereon by counsel for the Company and you is reasonable; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company; provided that copies of any such opinions, certificates, or statements shall be annexed as exhibits to the opinion of counsel for the Company.

         (c) On the First Closing Date and any Additional Closing Date, as the case may be, the Underwriter shall have received the favorable opinion of Lawrence M. Gordon, Esq., General Counsel of the Company, dated the date of delivery, addressed to the Underwriter, and in form and scope satisfactory to counsel for the Underwriter.

         (d) At the First Closing Date and any Additional Closing Date, as the case may be, the Underwriter shall have received the favorable opinion of Kleinfeld, Kaplan & Becker, FDA counsel for the Company, dated the date of delivery, addressed to the Underwriter, and in form and scope satisfactory to counsel for the Underwriter.

         (e) On or prior to the First Closing Date and any Additional Closing Date, as the case may be, the Underwriter shall have been furnished such information, documents, certificates, and opinions as they may reasonably require in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as the Underwriter may reasonably request.

         (f) At the First Closing Date and any Additional Closing Date, as the case may be, (i) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Regulations, and in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in the business, properties, or condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt, or general affairs of the Company and the Subsidiary from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the date on which the Registration Statement becomes effective under the Act, and neither the Company nor the Subsidiary shall have incurred any material liabilities or entered into any agreements not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus, and (iii) except as set forth in the Prospectus, no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation shall be pending, threatened, or in prospect (or any basis therefor) with respect to the Company, the Subsidiary, or either of their respective operations, businesses, properties, or assets which would be required to be set forth in the Registration Statement, wherein an unfavorable decision, ruling, or finding would materially adversely affect the business, property, condition (financial or otherwise), results of operations, or general affairs, of the Company and the Subsidiary taken as a whole.

         (g) At the First Closing Date and any Additional Closing Date, as the case may be, you shall have received a certificate of the chief executive officer and the chief financial officer of the Company, dated the First Closing Date or such Additional Closing Date, as the case may be, to the effect that, among other things, (i) the conditions set forth in Sections 7(a) and 7(f) have been satisfied, (ii) as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate and correct in all material respects, and (iii) as of the First Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

         (h) At the First Closing Date and any Additional Closing Date, as the case may be, you shall have received a letter, dated the date of delivery, addressed to the Underwriter, from KPMG Peat Marwick, independent certified public accountants for the Company:

              (i) confirming that they are, and during the period covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Securities Act and the published Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them;

              (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

              (iii) stating that, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and Boards of Directors of the Company and committees of such Board of Directors, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that: (A) the unaudited financial statements and schedules of the Company included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations under the Securities Act or the Exchange Act or are not fairly presented in conformity with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein; (B) there was any change in the capital stock or long-term debt of the Company or any decrease in the net current assets or stockholders' equity of the Company as of the date of the latest available monthly financial statements of the Company as of a specified date not more than five business days prior to the date of such letter, each as compared with the amounts shown in the [March 31, 1995] balance sheet included in the Registration Statement and Prospectus, other than as properly described in the Registration Statement and Prospectus or any change or decrease (which shall be set forth therein); or (C) there was any decrease in net sales, or increase in loss during the period from [March 31, 1995] to the date of the latest available monthly financial statements of the Company or to a specified date not more than five business days prior to the date of such letter, each as compared with the corresponding period in 1994, other than as properly described in the Registration Statement and Prospectus; and

              (iv) stating that they have compared specific numerical data and financial information pertaining to the Company set forth in the Registration Statement, which have been specified by you, to the extent that such data and information may be derived from the general accounting records of the Company, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

         (i) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Shares shall be satisfactory in form and substance to you and to your counsel.

         (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriter's participation in such offering.

         (k) Prior to or on each Closing Date, the Company shall have issued the Underwriter's Options to the Underwriter in the name or names and in such authorized denominations as the Underwriter may request.

         (l) Prior to or on the First Closing Date, the Company shall have provided to the Underwriter copies of the agreements referred to in Section 2(r).

         (m) At least the Minimum Subscriptions shall have been tendered to the Company in accordance with the terms hereof.

         (n) On the First Closing Date, the Company shall deliver shares of Common Stock in repayment of the principal amount of the Company's indebtedness to certain of its principal stockholders pursuant to the option described in the Prospectus.

         Any certificate or other document signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company hereunder to the Underwriter as to the statements made therein. If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the First Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, the Underwriter may terminate this Agreement or, if the Underwriter so elects, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         If any of the conditions specified in this Section 7 shall not have been fulfilled or waived, this Agreement and all your obligations hereunder may be cancelled, prospectively, by you at, or at any time prior to, any Closing Date. Any such cancellation shall be without liability to you, and the obligations of the Company pursuant to Sections 6 and 8 hereof shall nevertheless survive and continue thereafter. Notice of such cancellation shall be given to the Company at the addresses specified in Section 11 hereof, in writing, or by telegraph or telephone confirmed in writing.

         8.    INDEMNIFICATION AND CONTRIBUTION.

               (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or (B) any application or other document or communication (for purposes of this Section 8, collectively referred to as an "application") executed by, or on behalf of, the Company or based upon written information furnished by, or on behalf of, the Company filed in any jurisdiction in order to qualify the Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company as stated in Section 8(b) with respect to the Underwriter, expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

         If any action is brought against the Underwriter or any of its officers, directors, partners, employees, agents, or counsel, or any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 8(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Shares, the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus or the Prospectus, or any amendment or supplement thereto, or any application.

         (b) The Underwriter agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter in Section 8(a), but only with respect to statements or omissions, if any, made in the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or on any application in reliance upon, and in conformity with, written information furnished to the Company as stated in this Section 8(b) with respect to the Underwriter by or on behalf of the Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus, any Rule 430A Prospectus or any amendment or supplement thereto, or on any application, as the case may be; provided, however, that the obligation of the Underwriter to provide indemnity under the provisions of this Section 8(b) shall be limited to the amount which represents the product of the number of Shares underwritten by the Underwriter hereunder and the initial public offering price per share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the information relating to the Underwriter's participation in prior offerings and the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information furnished in writing by the Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company, or any other person so indemnified based on the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto, or on any application, and in respect of which indemnity may be sought against the Underwriter pursuant to this Section 8(b), the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

         (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Sections 8(a) or 8(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company), as one entity and the Underwriter (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company and the Underwriter; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Underwriter in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Stock (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and (y) the underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus and in the footnotes thereto. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Underwriter agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriter for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Underwriter and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of the Underwriter shall have the same rights to contribution as the Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 8(c). Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

         9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the First Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Company, and the Underwriter, including the indemnity and contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by, or on behalf of, the Underwriter or any indemnified person, or by, or on behalf of, the Company, or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Shares to the purchasers and the Underwriter's Option to the Underwriter. In addition, the provisions of Sections 5(a), 6, 8, 9 and 12 shall survive termination of this Agreement, whether such termination occurs before or after the First Closing Date or any Additional Closing Date.

         10.   EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

               (a) This Agreement shall become effective upon its execution except that you, at your option, may delay the effectiveness of this Agreement until 11:00 A.M. New York time on the first full business days following the date on which the Registration Statement becomes effective under the Act. In addition to the right to terminate this Agreement pursuant to Section 7 hereof, you shall have the right to terminate this Agreement at any time, by giving notice to the Company, (i) if any domestic or international event, act, or occurrence has materially disrupted, or, in your opinion, will in the immediate future materially disrupt, the securities markets; or (ii) if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market; or (iii) if there shall have been an outbreak or increase in the level of major hostilities or other national or international calamity; or (iv) if a banking moratorium has been declared by a state or federal authority; or (v) if a moratorium in foreign exchange trading by major international banks or persons has been declared; or (vi) if there shall have been a material interruption in the mail service or other means of communication within the United States; or (vii) if the Company or the Subsidiary shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, which will, in your opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Shares; or
(viii) if any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof; or (ix) if there shall be passed by the Congress of the United

States or by any state legislature any act or measure, or adopted by any governmental body or authoritative accounting institute or board, or any governmental executive any orders, rules, or regulations, which you believe likely to have a material adverse effect on the business, financial condition, or financial statements of the Company and the Subsidiary or the market for any of the Company's securities; or (x) if there shall have been a material adverse change in the market for the Company's securities or securities in general or in political, financial, or economic conditions as in your judgment makes it inadvisable to proceed with the offering, sale, and delivery of the Shares on the terms contemplated by the Prospectus.

               (b) If you elect to prevent this Agreement from becoming effective, as provided in this Section 10, or to subsequently terminate this Agreement, you shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter.

               (c) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a), 6, 8, 9 and 12 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         11. NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, shall be delivered personally, transmitted by facsimile transmission with electronic confirmation, or sent by prepaid overnight air courier, registered or certified mail, postage prepaid and confirmed by letter, if sent to you at 919 Third Avenue, New York, New York 10022, Attention: Mr. Preston Tsao, Facsimile: (212) 421-5944, with a copy to Squadron, Ellenoff, Plesent, Sheinfeld & Sorkin, LLP, 551 Fifth Avenue, New York, New York 10176, Attention: Deborah R. Wolfe, Esq., Facsimile: (212)

697-6696; or if sent to the Company, at 9 West 57th Street, New York, New York 10019, Attention: Lawrence M. Gordon, Esq., General Counsel, Facsimile: (212) 230-9545, with a copy to Duane, Morris & Heckscher, suite 2125, 122 East 42nd Street, New York, New York 10168, Attention: Robert J. Hasday, Esq., Facsimile:
(212) 499-0420. All notices hereunder shall be deemed to have been given (a) when delivered, if delivered personally, or sent by facsimile transmission and, in the case of facsimile transmission, confirmed in writing within three business days thereafter, or sent by prepaid overnight air courier or (b) three business days following the mailing thereof, if mailed by registered or certified first class mail, postage prepaid, return receipt requested, in any such case at the address set forth in this Section 11, or such other address or addresses as a party may have advised the other party in the manner provided in this Section 11.

         12. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Shares), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.


         13. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Time is of the essence in this Agreement.

         14. CONSENT TO JURISDICTION. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of, or relating to, this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with
Section 11. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served.

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                             Very truly yours,

                                             INTERFERON SCIENCES, INC.


                                             BY:
                                                --------------------------------
                                                NAME:
                                                TITLE:


ACCEPTED AS OF THE DATE FIRST ABOVE
WRITTEN IN NEW YORK, NEW YORK

SUNRISE SECURITIES CORP.

BY:
   ------------------------------------

                                   SCHEDULE I

                               NAME OF SUBSIDIARY